Exhibit 10.7

NEITHER THE SECURITIES REPRESENTED BY THIS NOTE NOR THE SECURITIES ISSUABLE UPON THE CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS.

3% CONVERTIBLE PROMISSORY NOTE

$14,739,932                                                                                                June 30, 2011

FOR VALUE RECEIVED, CHINA AMERICA HOLDINGS, INC., a Florida corporation (the “Company??, promises to pay to the order of Best Alliance Worldwide Investments Limited, a British Virgin Island company (the “Payee” or the “Holder”), the principal amount of Fourteen Million Seven Hundred Thirty Nine Thousand Nine Hundred Thirty Two and 00/100 Dollars ($14,739,932) on June 30, 2012 (the “Maturity Date”), and interest on the unpaid principal balance hereof from the date of this Note at rate of 3% per annum, payable at Maturity.  Payments of principal and interest hereunder shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.  This Note was issued pursuant to the provisions of the Stock Exchange Agreement entered into between the Company, China Ziyang Technology Co., Limited, a Hong Kong company and the Holder.

1.           Terms of Repayment.

1.1           Application of Payments.  All payments received on account of this Note shall be applied first to the payment of interest and then to the reduction of the unpaid principal balance of this Note.  Interest shall be computed on the basis of a year of 360 days, for the actual number of days elapsed.

1.2           Default Interest Rate.  If payment of the outstanding principal amount of this Note, together with all accrued unpaid interest thereon at the applicable rate of interest (as set forth herein), is not made on the Maturity Date, then interest shall accrue on the outstanding principal amount due under this Note and on any unpaid accrued interest due on this date of the payment in full of such amounts (including from and after the date of the entry of judgment in favor of the Holder in an action to collect this Note) at an annual rate equal to the lesser of 12% or the maximum rate of interest permitted by applicable law.

1.3           Payment Dates.  In the event that the date for the payment of any amount payable under this Note falls due on a Saturday, Sunday or public holiday under the laws of the State of Florida, the time for payment of such amount shall be extended to the next succeeding business day and interest shall continue to accrue on any principal amount so effected until the payment thereof on such extended due date.

2.           Conversion.

2.1           Automatic Conversion.  Immediately following the date on which the Company shall have filed Articles of Amendment to its Articles of Incorporation with the Secretary of State of Florida increasing the number of its authorized shares of Common Stock or upon completion of a reverse stock split so that there are a sufficient number of shares of the Company’s common stock to permit a full conversion of the principal amount of this Note together with any accrued but unpaid interest into shares of Common stock based upon the Conversion Price (as hereinafter defined) (the “Conversion Condition”), all amounts due hereunder shall automatically convert into shares of the Company’s Common Stock at the Conversion Price without any action of the Holder.  Promptly thereafter, the Company shall issue to the Holder a certificate representing the number of shares of Common Stock issued pursuant to such automatic conversion of this Note as determined in accordance herewith.

2.2           Calculation.  The number of shares of Common Stock to be issued upon conversion of this Note shall be determined by dividing (i) the amount of principal and accrued and unpaid interest to be converted by (ii) the Conversion Price then in effect.

2.3           Conversion Price; Number of Shares.  The conversion price shall be $2.00 per share, after giving effect to an anticipated 400:1 reverse stock split of the Company’s Common Stock (the “Conversion Price”), subject to further adjustment from time to time upon the happening of certain events as set forth below.  The number of shares of Common Stock to be issued upon conversion of this Note after giving effect to the anticipated 400:1 reverse stock split is anticipated to be 7,369,966 shares plus such other additional shares issued to cover the accrued but unpaid interest on the principal balance of this Note.

2.4           Stock Dividends.  If the Company, at any time while the Note is outstanding, shall pay a dividend in shares of, or make other distribution of shares of the Common Stock, then the Conversion Price shall be adjusted, as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Conversion Price in effect immediately prior to such payment or other distribution by a fraction (a) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (b) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution.

2.5           Consolidation or Merger.  At any time while this Note remains outstanding, in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value per share, or from no par value per share to par value), or in the case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute a new note providing that the Holder of the Note shall have the right to exercise such new note (upon terms not less favorable to the holder than those then applicable to the Note) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of the Note, the kind and amount of shares of stock, other securities, money or property receivable upon such consolidation, merger, sale or transfer by the Holder of one share of Common Stock issuable upon exercise of the Note had the Note been converted immediately prior to such consolidation, merger, sale or transfer. Such new note shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 2. The provisions of this Section 2.5 shall similarly apply to successive consolidations, mergers, sales and transfers.

2.6           Restrictions on Shares.  This Note has been issued by the Company pursuant to the exemption from registration under the Act.  The shares of Common Stock issuable upon conversion of this Note may not be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Company shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to the Company) to the effect that such sale or transfer is exempt from the registration requirements of the Act.  Each certificate shares of Common Stock issuable upon conversion of this Note that have not been so registered and that has not been sold pursuant to an exemption that permits removal of the applicable legend, shall bear a legend substantially in the following form, as appropriate:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS:

3.           Covenants.  The Company covenants and agrees that for so long as any portion of the indebtedness evidenced by this Note, whether principal, accrued and unpaid interest or any other amount at any time due hereunder, remains unpaid, the Company will:

3.1           Do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights and franchises and to comply in all material respects with all laws, regulations and orders of each governmental authority having jurisdiction over the Company;

3.2           Promptly following the occurrence of an Event of Default (as defined herein), furnish to the Holder a statement of the Company’s President or Chief Financial Officer setting forth the details of such Event of Default and the action which the Company proposes to take with respect thereto; and

3.3           Take all action which may be necessary or expedient to assure that, upon conversion of the Note, all shares issuable upon such conversion or exercise will be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any shareholder.

4.           Events of Default.  If any of the following events (each an “Event of Default”) shall occur:

4.1           The Company fails to pay the principal or interest accrued on, or any other amount at any time owing under, the Note as and when the same becomes due and payable and such default is not cured within ten (10) business days after notice of the occurrence of such default; or

4.2           The Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, trustee or similar official of or for itself or of or for all or a substantial part of its property, (ii) make an assignment for the benefit of its creditors, (iii) commence a voluntary case under the United States Federal Bankruptcy Code, as now or hereafter in effect (the “Code”), (iv) file a petition seeking to take advantage of any other bankruptcy, insolvency, moratorium, reorganization or other similar law of any jurisdiction (“Other Laws”), (v) acquiesce as to, or fail to controvert in a timely or appropriate manner, an involuntary case filed against the Company under the Code, or (vi) take any corporate action in furtherance of any of the foregoing; or

4.3           A proceeding or involuntary case shall be commenced, without the application or consent of the Company in any court of competent jurisdiction (i) under the Code, (ii) seeking liquidation, reorganization, dissolution, winding up or composition or readjustment of its debts under any Other Laws, or (iii) seeking the appointment of a trustee, receive or similar official for it or for all or any substantial part of its assets, and any such proceeding or case shall continue undismissed, or unstayed and in effect, for a period of 90 days; or

4.4           The liquidation or dissolution of the Company or any vote in favor thereof by the board of directors and shareholders of the Company; or

4.5           The Company sells all or substantially all of its assets or merges or is consolidated with another corporation in which the Company is not the surviving corporation, or the accounting acquiror in the event of a reverse merger;

then, and in any such event, the Holder of this Note may by written notice to the Company declare the entire unpaid principal amount of this Note outstanding together with accrued interest thereon due and payable, and the same shall, unless such default be cured within 20 business days after such notice, forthwith become due and payable upon the expiration of such 20 day period, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived.

5.           Suits for Enforcement and Remedies.  If any one or more Events of Default shall occur, the Holder may proceed to (i) protect and enforce Holder’s rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or in any agreement or document referred to herein or in aid of the exercise of any power granted in this Note or in any agreement or document referred to herein, (ii) enforce the payment of this Note, or (iii) enforce any other legal or equitable right of the Holder. No right or remedy herein or in any other agreement or instrument conferred upon the Holder of this Note is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

6.           Miscellaneous.

6.1           If, following the occurrence of an Event of Default, the Holder of this Note shall seek to enforce the collection of any amount of principal and/or accrued interest on this Note, there shall be immediately due and payable by the Company, in addition to the then unpaid principal of, and accrued unpaid interest on, this Note, all costs and expenses incurred by the Holder of this Note in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

6.2           No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any Default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

6.3           The headings of various sections and subsections of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

6.4           All notices required to be given to any of the parties hereunder shall be in writing and shall be deemed to have been sufficiently given for all purposes when presented personally to such party, sent by telecopier (with the original timely mailed), or sent by registered, certified or express mail, return receipt requested, to such party at its address set forth below:

If to the Company to:                                                      China America Holdings, Inc.
Xi Lv Industrial Park
Longdu Street, Zhucheng City
Shangdong Province, China
Telecopier No.:  ______________
Attention:  Lingbo Chi

If to the Holder                                :
Xi Lv Industrial Park
Longdu Street, Zhucheng City
Shangdong Province, China
Telecopier No.:  ______________
Attention:  Lingbo Chi

or hereafter given to the other party hereto pursuant to the provisions of this Note.

6.5           This Note insures to the benefit of Payee, its successors and its assignee of this Note and binds the Company, and its successors and assigns, and the terms “Payee” and the “Company” whenever occurring herein shall be deemed and construed to include such respective successors and assigns.

6.6           THE COMPANY AND THE HOLDER EACH (I) AGREE THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE SHALL BE INSTITUTED EXCLUSIVELY IN THE APPROPRIATE STATE COURT, COUNTY OF BROWARD, FLORIDA OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA, (II) WAIVE ANY OBJECTION WHICH THE HOLDER MAY HAVE NOW OR HEREAFTER BASED UPON FORUM NON CONVENIENS OR TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND (III) IRREVOCABLY CONSENT TO THE JURISDICTION OF THE STATE COURT, COUNTY OF BROWARD, FLORIDA AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA IN ANY SUCH SUIT, ACTION OR PROCEEDING.  THE COMPANY AND THE HOLDER EACH FURTHER AGREE TO ACCEPT AND ACKNOWLEDGE SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN SUCH COURT AND AGREES THAT SERVICE OF PROCESS UPON THE COMPANY OR THE HOLDER, MAILED BY CERTIFIED MAIL TO THEIR RESPECTIVE ADDRESSES, SUCH SERVICE TO BECOME EFFECTIVE THREE BUSINESS DAYS AFTER SUCH MAILING, WILL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE COMPANY OR THE HOLDER, AS THE CASE MAY BE, IN ANY SUIT, ACTION OR PROCEEDING. FURTHER, BOTH THE COMPANY AND THE HOLDER HEREBY WAIVE TRIAL BY JURY IN ANY ACTION TO ENFORCE THIS NOTE AND IN CONNECTION WITH ANY DEFENSE, COUNTERCLAIM OR CROSS CLAIM ASSERTED IN ANY SUCH ACTION.

6.7           This Note shall be construed in accordance with and governed by the laws of the State of Florida without regard to principles of conflicts of law, and cannot be changed, discharged or terminated orally but only by an instrument in writing signed by the party against whom enforcement of any change, discharge or termination is sought.

6.8           No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver or as an acquiescence in any Event of Default, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

PAYOR:

China America Holdings, Inc.

By: /s/ Shaoyin Wang
      Shaoyin Wang, Chief Executive Officer